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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constitution part of this Registration Statement on Form S-1 of our report dated March 21, 2003, relating to the financial statements and financial highlights of the Balanced FUnd, Large-Cap Growth Equity Fund, Large-Cap Value Equity Fund, Index Equity Fund, Intermediate Bond FUnd, International Equity Fund, Mid-Cap Growth Equity Fund, Mid-Cap Value Equity Fund, Stable Asset Return Fund, Small-Cap Equity FUnd, Conservative Structured Portfolio Service, Moderate Structured Portfolio Service and Aggressive Structured Portfolio Service, each a fund or portfolio of the American Bar Association Members/State Street Collective Trust, which appears in such Prospectus. We also consent to references to us under the headings "Summary FInancial Data" and Experts" in the Prospectus.

                                       /s/  PricewaterhouseCoopers LLP
                                       --------------------------------
                                       Boston, Massachusetts
                                       March 26, 2003